UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2019

TCF FINANCIAL CORPORATION
(TCF Financial Corporation as successor by merger to TCF Financial Corporation)
(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code

(952) 745-2760
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
Common Stock (par value $.01 per share)	TCF	New York Stock Exchange
Depositary shares, each representing a 1/1000th interest in a share of	TCF-PD	New York Stock Exchange
5.70% Series C Non-Cumulative Perpetual Preferred Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 1, 2019, TCF Financial Corporation, a Michigan corporation (previously known as Chemical Financial Corporation, the "Corporation") completed its previously announced merger-of-equals transaction (the "Merger") with TCF Financial Corporation, a Delaware corporation ("Legacy TCF"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 27, 2019, by and between the Corporation and Legacy TCF. At the effective time of the Merger (the "Effective Time"), Legacy TCF merged with and into the Corporation, with the Corporation surviving the Merger. At the Effective Time, the Corporation also changed its name from "Chemical Financial Corporation" to "TCF Financial Corporation" and changed its Nasdaq Stock Market ("NASDAQ") ticker symbol from "CHFC" to "TCF."

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Legacy TCF common stockholder has the right to receive 0.5081 shares (the "Exchange Ratio") of common stock of the Corporation for each share of common stock of Legacy TCF held by such stockholder ("Legacy TCF Common Stock"), with cash to be paid in lieu of fractional shares. Each outstanding share of the Corporation's common stock remained outstanding and was unaffected by the Merger. Immediately following the Effective Time, the Corporation had approximately 153.5 million shares of common stock outstanding. Also, at the Effective Time, each outstanding share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of Legacy TCF, with a liquidation preference of $25,000 per share (the "Legacy TCF Preferred Stock"), and each related depositary share (the "Legacy TCF Depositary Shares"), was converted into the right to receive one share of a newly created series of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of the Corporation, with a liquidation preference of $25,000 per share (the "New Series C Preferred Stock"), and one depositary share, respectively, with equivalent rights and preferences. Immediately following the Effective Time, the Corporation had 7,000 shares of New Series C Preferred Stock outstanding and 7,000,000 related depositary shares outstanding.

At the Effective Time, each equity award granted under Legacy TCF’s equity plans (a "Legacy TCF Equity Award") was adjusted so that its holder is entitled to receive a number of shares of the Corporation’s common stock equal to the product of (a) the number of shares of Legacy TCF Common Stock subject to such Legacy TCF Equity Award, as applicable, multiplied by (b) the Exchange Ratio and (c) rounded, as applicable, to the nearest whole share, and otherwise subject to the same terms and conditions (including, without limitation, with respect to vesting conditions (taking into account any vesting that occurred at the Effective Time for Legacy TCF Equity Awards granted to Legacy TCF’s non-employee directors) and cash dividend equivalent rights). All Legacy TCF Equity Awards held by an employee whose employment will continue with the Corporation will vest in their entirety to the extent such employee’s employment is terminated by the Corporation without cause or by the employee for good reason prior to the second anniversary of the closing date of the Merger. For any Legacy TCF Equity Awards that are subject to performance-based vesting, the number of shares of Legacy TCF Common Stock underlying such award was calculated and fixed as of the Effective Time assuming achievement of the applicable performance conditions at the greater of target level performance and the actual level of achievement of such conditions based on Legacy TCF’s performance results through the latest practicable date before the Effective Time, and such awards converted into service-based vesting awards with the applicable vesting date to be the last day of the original performance period. For purposes of Legacy TCF Equity Awards for which performance was achievable at a single level, the performance condition is no longer relevant as of the Effective Time of the Merger.

Upon the closing of the Merger, the shares of Legacy TCF Common Stock, which previously traded under the ticker symbol "TCF" on the New York Stock Exchange (the "NYSE"), and the Legacy TCF Depository Shares, which previously traded under the ticker symbol "TCF.PRD" on the NYSE, have each ceased trading on, and were each delisted from, the NYSE.

Immediately following the Merger, the Corporation’s wholly owned bank subsidiary, Chemical Bank, a Michigan state-chartered bank, merged with and into Legacy TCF’s wholly owned bank subsidiary, TCF National Bank, a national banking association, with TCF National Bank surviving the merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Legacy TCF with the Securities and Exchange Commission ("SEC") on January 28, 2019, and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.
On August 1, 2019, Legacy TCF notified NYSE that the Merger had been consummated and requested that trading in Legacy TCF Common Stock and the Legacy TCF Depositary Shares should be halted prior to the market open on August 1, 2019 and that the listing of the Legacy TCF Common Stock and Legacy TCF Depositary Shares be withdrawn. Legacy TCF intends to file a Form 15 with the SEC requesting the deregistration of the Legacy TCF Common Stock and Legacy TCF Depositary Shares under Section 12(g) of the Exchange Act and the suspension of Legacy TCF’s reporting obligations under Section 13 and 15(d) of the Exchange Act.
Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective upon the consummation of the Merger, Legacy TCF’s directors and executive officers ceased serving in such capacities.
Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger between Chemical Financial Corporation and TCF Financial Corporation dated January 27, 2019 (incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2019)*

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH#	XBRL Taxonomy Extension Schema Document
101.CAL#	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF#	XBRL Taxonomy Extension Definitions Linkbase Document
101.LAB#	XBRL Taxonomy Extension Label Linkbase Document
101.PRE#	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TCF FINANCIAL CORPORATION
(as successor by merger to the registrant)

/s/ Craig R. Dahl
Craig R. Dahl, President and Chief Executive Officer (Principal Executive Officer)

Dated:  August 1, 2019